Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Form S-1/A Registration Statement of our report dated April 22, 2025, with respect to the audited consolidated financial statements of Idaho Copper Corporation as of January 31, 2025 and for the year ended January 31, 2025.

We consent to the reference to us under the heading “Experts” in the Form S-1/A Registration Statement.

/s/ Novogradac & Company LLP

Novogradac & Company LLP

Plantation, Florida

May 28, 2025